Exhibit 10.1

SIXTH AMENDMENT TO SUBLEASE

THIS SIXTH AMENDMENT TO SUBLEASE (this “Sixth Amendment”) is dated as of June 12, 2012 (the “Effective Date”) between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and THE PRITZKER ORGANIZATION, L.L.C., a Delaware limited liability company (“Subtenant”), with reference to the following:

RECITALS:

A.Sublandlord and Subtenant heretofore entered into a certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased from Sublandlord certain premises in the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center, (the “Building”).

B.The Original Sublease has been amended by that certain Master Landlord Recognition Agreement dated as of June 15, 2004 (the “Recognition Agreement”), by that certain Ratification Agreement and First Amendment to Sublease dated as of February 1, 2007 (the “First Amendment”), by that certain Second Amendment to Sublease dated as of January 25, 2008 (the “Second Amendment”), by that certain Third Amendment to Sublease dated as of February 9, 2009 (the “Third Amendment”), by that certain Fourth Amendment to Sublease dated as of April 28, 2009 (the “Fourth Amendment”) and by that certain Fifth Amendment to Sublease dated as of November 2, 2011, (the “Fifth Amendment”). The Original Sublease, as amended by the Recognition Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, is herein referred to as the “Sublease.”

C.The space subleased by Subtenant pursuant to the Sublease in effect immediately prior to the date hereof, which currently contains approximately 31,993 square feet of Rentable Area on the 47th floor of the Building, is herein referred to as the “Existing Subleased Premises.”

D.Sublandlord and Subtenant desire to amend the Sublease to provide for, among other things, the subleasing by Subtenant of certain additional premises on the 47th floor of the Building, upon the terms and conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Sublandlord and Subtenant agree as follows:

1.Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2.Leasing of Fourth Additional 47th Floor Subleased Premises. Effective as of the Sixth Amendment Expansion Date (as defined below), Sublandlord hereby subleases to Subtenant, and Subtenant hereby accepts from Sublandlord, an additional 1,378 rentable square feet comprising a portion of the 47th floor of the Building (the portion so subleased being herein referred to as the “Fourth Additional 47th Floor Subleased Premises”), such Fourth Additional 47th Floor Subleased Premises being depicted more particularly on Exhibit J attached hereto. Subtenant's leasing of the Fourth Additional 47th Floor Subleased Premises shall be in accordance with, and subject to, all of the terms, covenants and conditions of the Sublease applicable to the Existing Subleased Premises, except as otherwise provided in this Sixth Amendment.

Exhibit 10.1

3.References to Subleased Premises. Except as expressly set forth herein to the contrary, from and after the Sixth Amendment Expansion Date, all references in the Sublease and this Sixth Amendment to the “Subleased Premises” shall be deemed to include the Existing Subleased Premises and the Fourth Additional 47th Floor Subleased Premises.

4.Rentable Area. Effective as of the Sixth Amendment Expansion Date, the Subleased Premises shall consist of 33,371 square feet of Rentable Area.

5.Floor Plan. Effective as of the Sixth Amendment Expansion Date, the floor plan of the Subleased Premises shall be as set forth in Exhibit B-Sixth Amended attached hereto, which replaces in its entirety Exhibit B-Fifth Amended attached to the Fifth Amendment, and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B-Sixth Amended, shall be the Subleased Premises under the Sublease.

6.Net Rent. Effective as of the Sixth Amendment Expansion Date, (i) Exhibit E-Fifth Amended attached to the Fifth Amendment shall be deleted in its entirety and Exhibit E-Sixth Amended attached hereto shall be substituted therefor and (ii) Net Rent payable by Subtenant to Sublandlord in respect of the Subleased Premises from and after the Sixth Amendment Expansion Date shall be as set forth in Exhibit E-Sixth Amended.

7.Subtenant's Share. Subject to adjustment from time to time in accordance with Paragraph 1.5 of the Original Sublease, effective as of the Sixth Amendment Expansion Date, Subtenant's Share shall be adjusted to 10.499% (calculated by dividing the 33,371 square feet of Rentable Area of the Subleased Premises by the 317,826 square feet of the Rentable Area of the Master Premises).

8.Common 47th Floor Master Leased Space. Effective as of the Sixth Amendment Expansion Date, Subtenant is the sole subtenant of Sublandlord on the 47th Floor. Therefore, as of the Sixth Amendment Expansion Date, no further allocation of the Common 47th Floor Master Leased Space shall be required as between Subtenant and any other subtenants. Subtenant shall continue to have the rights, in common with Sublandlord, to use and have access to the Common Facilities of the 47th Floor.

9.Delivery of Possession and Improvements. Sublandlord shall deliver possession of the Fourth Additional 47th Floor Subleased Premises to Subtenant on or before the Sixth Amendment Expansion Date. Subtenant shall accept possession of the Fourth Additional 47th Floor Subleased Premises in as-is condition, it being acknowledged that no agreement of Sublandlord to alter, remodel, decorate, clean or improve the Fourth Additional 47th Floor Subleased Premises or the Building, and no representation or warranty regarding the condition of the Fourth Additional 47th Floor Subleased Premises or the Building has been made by Sublandlord or by any party acting on Sublandord's behalf. Any work necessary for Subtenant's use and occupancy thereof shall be performed by Subtenant at Subtenant's sole cost and expense. Any such work shall be performed in accordance with, and subject to, the terms and provisions of the Sublease.

10.Certain Defined Terms. “Sixth Amendment Expansion Date” means February 1, 2012.

11.Confirmation Agreements. At any time and from time to time upon either Sublandlord's or Subtenant's request Sublandlord and Subtenant shall execute a Confirmation Agreement confirming Subtenant's Share and any other information reasonably requested by Sublandlord or Subtenant pertinent to this Sublease.

Exhibit 10.1

12.No Offer. Submission of this Sixth Amendment by Sublandlord to Subtenant is not an offer to enter into this Sixth Amendment but rather is a solicitation for such an offer from Subtenant. Sublandlord shall not be bound by this Sixth Amendment until Sublandlord has executed and delivered the same to Subtenant.

13.Integration of Sublease and Controlling Language. This Sixth Amendment and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Sixth Amendment and the terms and provisions of the Sublease, the terms and provisions of this Sixth Amendment, in all instances, shall control and prevail.

14.Severability. If any provision of this Sixth Amendment or the application thereof to any person or circumstances is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Sixth Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

15.Entire Agreement. This Sixth Amendment and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Sixth Amendment and the Sublease and supersede all prior and contemporaneous understandings and agreements other than the Sublease between the parties respecting the subject matter of this Sixth Amendment and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Sixth Amendment relating to the subject matter of this Sixth Amendment or the sublease which are not fully expressed in this Sixth Amendment and the Sublease, and no party hereto has relied upon any other representations, agreements, arrangements or understandings. The terms of this Sixth Amendment and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Sixth Amendment (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

16.Successors and Assigns. Each provision of the Sublease and this Sixth Amendment shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

17.Time of the Essence. Time is of the essence of this Sixth Amendment and the Sublease and each provision hereof.

18.Multiple Counterparts. This Sixth Amendment may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

19.Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Sixth Amendment.

20.Real Estate Brokers. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Sixth Amendment, and that insofar as each party knows, no brokers have participated in the procurement of Subtenant or in the negotiation of this Sixth Amendment or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from its breach of the foregoing representation.

Exhibit 10.1

21.Ratification Generally. Except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the sublease is hereby ratified, adopted and confirmed.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sixth Amendment to Sublease as of the date and year first above written.

SUBLANDLORD:

HYATT CORPORATION, a Delaware corporation

By:   /s/ Robert Webb
Name:   Robert Webb
Title:     Attorney-in-Fact

SUBTENANT:

THE PRITZKER ORGANIZATION, L.L.C., a Delaware limited liability company

By:   /s/ Ronald Wray
Name:   Ronald Wray
Title:     Vice President

Exhibit 10.1

EXHIBIT B - SIXTH AMENDED

FLOOR PLAN OF THE SUBLEASED PREMISES
47TH FLOOR

(See Attached)

Exhibit 10.1

FLOOR PLAN BOOK

Hyatt Subleases

Version 26

July 17, 2012

47

TPO

Common Master Leased Space

Exhibit 10.1

EXHIBIT E - SIXTH AMENDED

NET RENT SCHEDULE

OFFICE PREMISES FLOOR 47 (33,371 FEET OF RENTABLE AREA

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
February 1, 2012 to December 31, 2012	$12.50	$417,137.50	$34,761.46
January 1, 2013 to December 31, 2013	$12.86	$429,151.06	$35,762.59
January 1, 2014 to December 31, 2014	$13.26	$442,499.46	$36,874.96
January 1, 2015 to December 31, 2015	$13.66	$455,847.86	$37,987.32
January 1, 2016 to December 31, 2016	$14.07	$469,529.97	$39,127.50
January 1, 2017 to December 31, 2017	$14.49	$483,545.79	$40,295.48
January 1, 2018 to December 31, 2018	$14.92	$497,895.32	$41,491.28
January 1, 2019 to December 31, 2019	$15.37	$512,912.27	$42,742.69
January 1, 2020 to February 29, 2020	$15.83	$528,262.93	$44,021.91

Exhibit 10.1

EXHIBIT J

FOURTH ADDITIONAL 47TH FLOOR SUBLEASED PREMISES

(See Attached)

Exhibit 10.1

FLOOR PLAN BOOK

Hyatt Subleases

Version 25R

October 4, 2011

TPO

Floor Subleased Premises

Common Master Leased Space

47